UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 29, 2012

BioCryst Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23186	62-1413174
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4505 Emperor Blvd., Suite 200

Durham, North Carolina 27703

(Address of Principal Executive Offices)

(919) 859-1302

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On November 29, 2012, BioCryst Pharmaceuticals, Inc. (“BioCryst”), Presidio Pharmaceuticals, Inc. (“Presidio”), S Sub, Inc., a wholly owned subsidiary of BioCryst (“Merger Sub”) and certain stockholders and noteholders of Presidio (the “Investors,” and together with BioCryst, Presidio, and Merger Sub, the “Parties”) entered into a Mutual Termination and Release Agreement dated November 29, 2012 (the “Termination Agreement”). Pursuant to the Termination Agreement, the Parties agreed to terminate in its entirety the Merger Agreement entered into by and among BioCryst, Merger Sub, Presidio and Shareholder Representative Services, LLC on October 17, 2012 (the “Merger Agreement”), pursuant to which BioCryst and Presidio had agreed to combine their respective businesses. In addition, the applicable Parties agreed to terminate in their entirety the Investor Financing Agreement entered into by and between BioCryst and the Investors on October 17, 2012 (the “Investor Financing Agreement”), the Voting and Post-Closing Lock-Up Agreement, dated as of October 17, 2012, by and among BioCryst, Presidio, and each of the individuals or entities listed on Schedule 1 thereto (the “Voting Agreement”), and the Side Agreement to Investor Financing Agreement, dated October 17, 2012, by and among BioCryst, Presidio and the Investors (the “Side Agreement,” and together with the Merger Agreement, the Investor Financing Agreement and the Voting Agreement, the “Transaction Agreements”).

Although the original rationale for the merger had merit, the Parties determined that terminating the merger was in the best interest of both BioCryst and Presidio and their respective stockholders at this time. The termination of the transaction has been approved by the Boards of both BioCryst and Presidio. In association with the termination, the Parties agree to release each other from all claims and actions arising out of or related to the Transaction Agreements and the transactions contemplated thereby.

The Termination Agreement imposes non-disparagement obligations on the Parties concerning the subject matter of the Termination Agreement, the Transaction Agreements, the business or practices of the other Parties and certain other matters.

A copy of the Termination Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference. The foregoing description of the Termination Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

As a result of the termination, each of BioCryst and Presidio will bear its own legal and transaction fees incurred in connection with the negotiation and execution of the Transaction Agreements.

The terms of the Transaction Agreements are described in more detail in BioCryst’s previously filed Current Report on Form 8-K dated October 22, 2012. The information set forth in Item 8.01 of this Current Report on Form 8-K is incorporated into this Item 1.02 by reference.

Item 8.01 Other Events.

On November 30, 2012, BioCryst issued a news release announcing the termination of the Merger Agreement and the Investor Financing Agreement. A copy of the news release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Mutual Termination and Release Agreement, dated as of November 29, 2012, by and among Presidio Pharmaceuticals, Inc., BioCryst Pharmaceuticals, Inc., S Sub, Inc., 667, L.P., Baker Bros. Investments II, L.P., Baker Brothers Life Sciences, L.P., 14159, L.P., Bay City Capital Fund IV, L.P., Bay City Capital Fund IV Co-Investment Fund, L.P., Ventures West 8 Limited Partnership, New Leaf Ventures II, L.P., and Panorama Capital, L.P.

99.1	Press release dated November 30, 2012 entitled “BioCryst Pharmaceuticals and Presidio Pharmaceuticals Mutually Terminate Merger Transaction”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 30, 2012	BioCryst Pharmaceuticals, Inc.

	By:	/s/ Alane Barnes
Alane Barnes
General Counsel, Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Mutual Termination and Release Agreement, dated as of November 29, 2012, by and among Presidio Pharmaceuticals, Inc., BioCryst Pharmaceuticals, Inc., S Sub, Inc., 667, L.P., Baker Bros. Investments II, L.P., Baker Brothers Life Sciences, L.P., 14159, L.P., Bay City Capital Fund IV, L.P., Bay City Capital Fund IV Co-Investment Fund, L.P., Ventures West 8 Limited Partnership, New Leaf Ventures II, L.P., and Panorama Capital, L.P.

99.1	Press release dated November 30, 2012 entitled “BioCryst Pharmaceuticals and Presidio Pharmaceuticals Mutually Terminate Merger Transaction”